EXHIBIT 99


                                                      62o West Lexington Street,
UNIVERSITY OF MARYLAND                  4th floor Baltimore, Maryland 21201-1508
----------------------                           410 706 6723 ~ 410 706 1066 fax
Research and Development                         www.ord.umaryland.edu
                                                 ---------------------




                                 October 8, 2008


Via Email and U.S. Mail
Ms. Judith Lindstrom
President and Chief Executive Officer Oncologix Tech, Inc.
1089 Regency Road NW
Atlanta, GA 30327

Re: Master License Agreement dated as of September 16, 2003 by and between University of Maryland, Baltimore ("UMB") and Oncologix Tech, Inc. (f/k/a JDA Medical Technologies, Inc.) ("Oncologix"), as amended (the "MLA")

Dear Judy:

     This letter will confirm our agreement that the September 16, 2008 deadline for satisfaction of the milestone set forth in Section 4.01(e) of the MLA will be extended until January 5, 2009. However, the extension is contingent upon satisfaction of each of the following to UMB's reasonable satisfaction:

     1. On or before November 30, 2008, UMB shall have received a Research & Development Plan and Business Plan from IUT for commercialization of the Patent Rights licensed under the MLA, which plans must be reasonably satisfactory to B.

     2. On or before January 5, 2009, Oncologix shall have closed the transactions pursuant to the Asset Purchase Agreement dated as of August 18, 2008 between Oncologix and Institut fur Umwelttechnologien GmbH ("IUT").

     3. On or before January 5, 2009, UMB shall have entered into a new Master License Agreement with IUT (or a subsidiary to be formed as described in the Asset Purchase Agreement, i.e. IUT Medical Gmbh), on terms and conditions reasonably satisfactory to UMB.

     4. On or before January 5, 2009, Oncologix shall have taken the actions described in the Proxy Statement filed with the U.S. Securities and Exchange Commission on September 8, 2006.

     5. Between the date of this letter and January 5, 2009, the MLA shall have remained in full force and effect without default by Oncologix.

     If any of the above conditions is not satisfied to UMB's reasonable satisfaction: UMB's agreement to extend the milestone deadline shall be null and void; Oncologix shall be in default of the MLA for failure to achieve the milestone by the original deadline of September 16, 2008; and UMB shall be entitled to any and all remedies for that breach as are set forth in the MLA.

Ms. Judith Lindstrom
October 8, 2008
Page 2


     In consideration of the granting of this extension, Oncologix shall issue to UMB two million (2,000,000) additional shares of Oncologix common stock. Those shares shall have all of the rights of all other shares of common stock of Oncologix currently owned by UMB. Such shares shall be issued to UMB no later than September 30, 2008.

     UMB understands and acknowledges that those shares will be "restricted securities" under federal and state securities laws insofar as they have not been registered under the Securities Act of 1933, as amended ("1933 Act"), or the securities laws of any other jurisdiction, that they may not be resold or transferred without compliance with the registration or qualification provisions of the 1933 Act or applicable federal and state securities laws of any state or other jurisdiction or an opinion of counsel that an exemption from such registration and qualification requirements is available.

     If you agree with the foregoing, please indicate your agreement to the foregoing by signing below and returning a signed copy to me.




                                            Sincerely,

                                            /s/  James Hughes
                                            ----------------------------------
                                                 James Hughes
                                                 Vice President
                                                 Office of Research and
                                                 Development





                                      Agreed and accepted: Oncologix Tech, Inc.


By:_______________________________    Date:_______________    Judith Lindstrom
        President and CEO